EXHIBIT 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Remedent, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended March 31, 2006 (the “Annual Report”) as filed with the Securities and Exchange Commission, I, Philippe Van Acker, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Annual Report.

Date: July 13, 2006	By:	/s/ Philippe Van Acker
Philippe Van Acker
Chief Financial Officer
(Principal Financial Officer)